EXHIBIT 99.1

NERDWALLET REPORTS SECOND QUARTER 2022 RESULTS
Revenue of $125.2 million, Up 37% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $125.2 million
•GAAP net loss of $9.3 million and $0.14 loss per diluted share
•Adjusted EBITDA of $12.7 million
SAN FRANCISCO, CA - August 4, 2022 - NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its second quarter ended June 30, 2022.
“In Q2 2022, we delivered better-than-expected revenue and Adjusted EBITDA results, achieved another record quarter of registrations, and continued our diversification efforts,” said Tim Chen, Co-Founder and CEO of NerdWallet. “We believe that by pairing our trusted brand and massive organic reach with best-in-class marketplaces, we continue to create value for our users and shareholders. Building on our successful acquisition of Fundera, which allowed us to better serve small business owners, we furthered our footprint in the lending space with our recent On the Barrelhead acquisition, which allows us to provide better loan product recommendations to both consumers and SMBs. As the current macroeconomic environment introduces new financial challenges, we remain committed to our long-term vision of being a trusted financial ecosystem that consumers and SMBs can rely on.”
“We had another strong quarter as we strategically invested in our trusted brand and product vision for long-term growth,” said Lauren StClair, CFO of NerdWallet. “During Q2, we delivered revenue growth of 37% year-over-year and generated $12.7 million of Adjusted EBITDA while continuing to implement our successful vertical integration playbook and land and expand strategy to further diversify our business.”
SECOND QUARTER 2022 HIGHLIGHTS
•Credit cards revenue of $54.6 million grew 82% year-over-year, reflecting our ability to capitalize on higher consumer intent through improved user experiences combined with our deep alignment with partners to deliver quality matches.
•Loans revenue of $24.0 million was down 26% year-over-year, primarily due to a decrease in mortgages driven by increasing macro environment headwinds and higher interest rates, partially offset by strong growth in personal loans as we continued to see strong consumer demand and optimized our user experience to drive increased conversion.
•Other verticals revenue of $46.6 million was up 58% year-over-year, driven by strong growth in SMB products and banking, which more than offset a decline in insurance reflecting inflation-driven profitability pressure on carriers.
•We had 20 million average Monthly Unique Users (MUUs), which was up 2% year-over-year. We continue to see strong engagement in many of our verticals such as SMB products and banking, but were pressured by a challenging macro environment in both mortgages and investing, as well as lapping a longer 2021 tax season.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Jun 30,	Jun 30,		Mar 31,
(in millions, except per share amounts)	2022	2021	YoY	2022	QoQ
Revenue	$125.2	$91.6	37%	$129.1	(3%)
Credit cards(1)	54.6	29.9	82%	45.2	21%
Loans(2)	24.0	32.3	(26%)	34.3	(30%)
Other verticals(3)	46.6	29.4	58%	49.6	(6%)

Loss from operations	$(9.0)	$(22.7)	(60%)	$(9.1)	(1%)
Net loss	$(9.3)	$(13.9)	(33%)	$(10.5)	(12%)

Net loss per share
Basic	$(0.14)	$(0.28)	(50%)	$(0.16)	(13%)
Diluted	$(0.14)	$(0.28)	(50%)	$(0.16)	(13%)

Non-GAAP financial measure(4)
Adjusted EBITDA	$12.7	$(10.8)	NM	$8.9	42%

Cash and cash equivalents	$125.8	$41.1	206%	$161.6	(22%)
Average monthly unique users(5)	20	20	2%	22	(9%)
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from mortgages, personal loans, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measure” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s second quarter 2022 financial results will be webcast live today, August 4, 2022 at 2:00 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., UK and Canada.

“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions, except per share amounts)	2022	2021		2022	2021
Revenue	$125.2	$91.6	37%	$254.3	$181.6	40%
Costs and Expenses:
Cost of revenue	8.2	7.3	12%	15.9	13.8	15%
Research and development	20.1	14.8	36%	37.5	27.0	39%
Sales and marketing	88.8	82.6	8%	184.9	151.2	22%
General and administrative	15.3	8.9	72%	28.4	17.8	59%
Change in fair value of contingent consideration related to earnouts	1.8	0.7	172%	5.7	7.7	(25%)
Total costs and expenses	134.2	114.3	17%	272.4	217.5	25%
Loss From Operations	(9.0)	(22.7)	(60%)	(18.1)	(35.9)	(50%)
Other income (expense), net:
Interest income	0.1	—	NM	0.1	—	NM
Interest expense	(0.2)	(0.4)	(54%)	(0.4)	(0.7)	(50%)
Other gains, net	—	1.3	NM	—	1.2	NM
Total other income (expense), net	(0.1)	0.9	NM	(0.3)	0.5	NM
Loss before income taxes	(9.1)	(21.8)	(58%)	(18.4)	(35.4)	(48%)
Income tax provision (benefit)	0.2	(7.9)	NM	1.4	(8.6)	NM
Net Loss	$(9.3)	$(13.9)	(33%)	$(19.8)	$(26.8)	(26%)

Net Loss Per Share Attributable to Common Stockholders
Basic	$(0.14)	$(0.28)	(50%)	$(0.29)	$(0.55)	(47%)
Diluted	$(0.14)	$(0.28)	(50%)	$(0.29)	$(0.55)	(47%)

Weighted-Average Shares Used in Computing Net Loss Per Share Attributable to Common Stockholders
Basic	67.4	49.3		67.2	48.8
Diluted	67.4	49.3		67.2	48.8

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$125.8	$167.8
Accounts receivable	76.1	57.6
Prepaid expenses and other current assets	20.8	17.4
Total current assets	222.7	242.8
Property, equipment, and software — net	43.5	34.9
Goodwill	43.2	43.8
Intangibles — net	23.3	27.6
Right-of-use assets	12.6	13.9
Other assets	0.7	1.1
Total Assets	$346.0	$364.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6.2	$3.2
Accrued expenses and other current liabilities	34.2	32.1
Contingent consideration — current	29.9	30.5
Total current liabilities	70.3	65.8
Contingent consideration — noncurrent	—	24.2
Deferred tax liability — noncurrent	0.4	1.8
Other liabilities — noncurrent	11.8	14.7
Total liabilities	82.5	106.5
Commitments and contingencies
Stockholders’ equity	263.5	257.6
Total Liabilities and Stockholders’ Equity	$346.0	$364.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Six Months Ended June 30,
(in millions)	2022	2021
Operating Activities:
Net loss	$(19.8)	$(26.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14.8	12.8
Stock-based compensation	16.2	6.5
Change in fair value of contingent consideration related to earnouts	5.7	7.7
Deferred taxes	(1.3)	(9.2)
Non-cash lease costs	1.3	3.8
Other, net	0.5	(1.1)
Changes in operating assets and liabilities:
Accounts receivable	(19.3)	(17.6)
Prepaid expenses and other assets	(3.1)	(4.3)
Accounts payable	2.0	(0.3)
Accrued expenses and other current liabilities	2.4	14.2
Payment of contingent consideration	(11.5)	—
Operating lease liabilities	(0.9)	(4.2)
Other liabilities	(1.4)	0.4
Net cash used in operating activities	(14.4)	(18.1)
Investing Activities:
Capitalized software development costs	(13.0)	(10.4)
Purchase of property and equipment	(2.9)	(0.4)
Net cash used in investing activities	(15.9)	(10.8)
Financing Activities:
Payment of contingent consideration	(19.0)	—
Payment of offering costs related to initial public offering	—	(1.9)
Proceeds from exercise of stock options	4.3	5.8
Issuance of Class A common stock under Employee Stock Purchase Plan	3.2	—
Repurchase of Class A common stock	—	(0.5)
Repurchase of Class F common stock	—	(12.4)
Repurchase of stock options	—	(1.4)
Repurchase of Series A redeemable convertible preferred stock	—	(2.1)
Tax payments related to net-share settlements on restricted stock units	—	(1.0)
Net cash used in financing activities	(11.5)	(13.5)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.1
Net decrease in cash and cash equivalents	(42.0)	(42.3)
Cash and Cash Equivalents:
Beginning of period	167.8	83.4
End of period	$125.8	$41.1

NON-GAAP FINANCIAL MEASURE
Adjusted EBITDA
We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest expense, net, provision (benefit) for income taxes, and further exclude (1) loss (gain) on impairment and on disposal of assets, (2) remeasurement of the embedded derivative in our previously outstanding long-term debt, (3) change in fair value of contingent consideration related to earnouts, (4) deferred compensation related to earnouts, (5) stock-based compensation, and (6) acquisition-related costs.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of this non-GAAP measure has certain limitations because it does not reflect all items of income and expense that affect our operations. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange and the embedded derivative in our previously outstanding long-term debt, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not include the impact of impairment of assets previously acquired, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA as we define it may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net loss, the most comparable GAAP financial measure, as follows:

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(in millions)	2022	2021		2022	2021
Net loss	$(9.3)	$(13.9)	(33%)	$(19.8)	$(26.8)	(26%)
Depreciation and amortization	7.6	6.6	16%	14.8	12.8	16%
Interest expense, net	0.1	0.4	(81%)	0.3	0.7	(65%)
Income tax provision (benefit)	0.2	(7.9)	NM	1.4	(8.6)	NM
Other gains, net	—	(1.3)	NM	—	(1.2)	NM
Loss on impairment and on disposal of assets	—	—	0%	—	0.3	(100%)
Change in fair value of contingent consideration related to earnouts	1.8	0.7	172%	5.7	7.7	(25%)
Deferred compensation related to earnouts	0.4	0.4	22%	0.8	0.9	(8%)
Stock-based compensation	9.7	4.2	131%	16.2	6.5	150%
Acquisition-related expenses	2.2	—	NM	2.2	0.1	NM
Adjusted EBITDA	$12.7	$(10.8)	NM	$21.6	$(7.6)	NM

Net loss margin	(7%)	(15%)		(8%)	(15%)
Adjusted EBITDA margin[1]	10%	(12%)		8%	(4%)
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
FINANCIAL OUTLOOK
We are providing guidance for the third quarter of 2022:
•Revenue is expected in the range of $135 - $141 million, 40% year-over-year growth rate at midpoint
•Adjusted EBITDA is expected in the range of $8 - $10 million
Consistent with our previous outlook, and now inclusive of our recently completed acquisition, there will be variability in our quarterly margins, but we expect year-over-year increase in our 2022 annual Adjusted EBITDA margin.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock; depreciation and amortization expense from acquisitions; impairments of assets; gains or losses on extinguishment of debt and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control. For more information regarding the non-GAAP financial measure discussed in this communication, please see “Non-GAAP Financial Measure” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our ability to navigate macroeconomic challenges such as market volatility, inflation and an increasing interest rate environment;
•our expectations regarding the benefits of our acquisition of On the Barrelhead, including expected accretive contributions to our revenue and adjusted EBITDA;
•our ability to successfully integrate On the Barrelhead and achieve our expected synergies from this acquisition;
•our expectations regarding our future financial performance, including total revenue, cost of revenue, Adjusted EBITDA and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform in 2022;
•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals, including our ability to expand SMB product marketplaces;
•our ability to expand geographically;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs; and
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings we make with the SEC from time to time.
The forward-looking statements made in this press release are made only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Keely Spillane
press@nerdwallet.com